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                                                                   EXHIBIT 10.53

                              CONNECTION AGREEMENT
                                  (Segregated)

THIS AGREEMENT is made and entered into by and between PACIFIC NORTHWEST BELL TELEPHONE COMPANY (herein referred to as PNB), and ALARM MONITORING SERVICE (herein referred to as Customer).

      1. Scope of Agreement. PNB shall provide 2000 square feet of space on the basement floor of its Seattle Emerson central office located at 1249 N.E. 145th St., Seattle, Washington (hereinafter referred to as Premises), subject to limitations set forth herein, for the installation and housing of Alarm Monitoring Equipment owned by the Customer, which shall be connected to PNB's network. A description of equipment, installation and other services are set forth in Schedules A and B attached hereto and made a part hereof by this reference.

      2. Term. The term of this agreement shall be for fifteen years, commencing the lst day of June, 1987, or such later date as may be mutually agreed upon in writing by the parties.

If the building or improvements are not sufficiently completed to accommodate occupancy by the commencement date, PNB shall give Customer written notice not less than fifteen (15) days prior to the commencement date, specifying a later date upon which the building or improvements will be completed. In this event, the term of this agreement shall be deemed to commence upon the later date specified in the notice.

If the commencement date has not occurred within forty-five (45) days from June 1, 1987, unless the date is extended by mutual agreement, this agreement shall be deemed null and void and all rights and obligations of the parties shall terminate. Such termination shall be Customer's sole remedy and Customer shall have no other rights or claims at law or in equity.

Customer shall have the option of extending this lease for an additional ten year term by providing PNB written notice not less than three (3) months prior to the termination of the current term. Such option shall be exercised in five
(5) year increments on the 14th and 19th anniversary of the initial term.

      3. Acceptance of Premises. If this agreement is entered into prior to the completion of any construction or installation in the Premises, the acceptance of the Premises by Customer shall be deferred until the giving of written notice by PNB to Customer of the completion of such construction or installation. Within seven (7) days after PNB gives such notice, Customer shall make such inspection of the Premises as Customer deems appropriate and, except as otherwise notified by Customer in writing to PNB, Customer shall be deemed to have accepted the Premises in its then condition.

      4. Consideration. Effective on the commencement date hereof, Customer agrees to pay to PNB in advance on the first day of each month, without demand, deduction or setoff, during the term hereof, computed as follows:



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     a.  For the first five year period, a monthly service charge for connection to PNB's network and for use of space in
         PNB's building in the amount of:                             $1,666.00

     b. For construction of leasehold improvements on the premises, amortized over the initial fifteen year term of the lease;


Cost of            Annual Compound
Improvements       Interest Rate (10%)     Annual Rate
------------       -------------------     -----------
$75,000 x          0.1314                  $9,855 / 12 =      821.00
                                                              -------------
TOTAL MONTHLY PAYMENT:                                        $2,487.00

The monthly service charge for connection to PNB's network and for use of space shall be adjusted every five (5) years based on the increase in the CPI-U index, using 1986 as the base year. The CPI-U index for 1986 is 328.4. Any increase in the monthly service charge shall not exceed twenty-five (25%) percent.

The monthly charge for any period during the term hereof for which the customer does not occupy or use the space which is less than one month shall be a prorated portion of the monthly charge based upon a thirty (30) day month. All payments shall be made to PNB at the address provided on the statement issued monthly.

     5. Taxes. All taxes and assessments, except those imposed directly upon Customer's equipment and personal property located on the Premises, shall be paid by PNB.

     6. Technical Standards. PNB, or its designated representative, shall have the right throughout the term of this agreement to:

     a. approve the size, type and quality of telecommunications equipment, including repairs, and electrical connections thereto.

     b. PNB shall have the right to inspect Customer's equipment at any reasonable time during normal business hours, by appointment with Customer, for the term of this agreement to ensure compliance with the terms and conditions hereof.

     c. Customer shall install and operate its equipment in compliance with all state and local fire and electrical codes. Customer shall operate its equipment in compliance with the applicable rules and regulations of the Federal Communications Commission, or any other federal, state or municipal agency having jurisdiction. Any required license or permit shall be posted at all times on the Premises.



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     7.  Special Improvements. Customer shall reimburse PNB for PNB's cost of making all special improvements requested by Customer including, but not limited to, partitioning, electrical and telephone outlets and plumbing connections, which are other than as set forth in the attached schedules as being furnished by PNB.

Customer will make no alterations to the Premises without first obtaining the written consent of PNB, and all additions, improvements and fixtures of a permanent nature made or added either by PNB or Customer shall be and remain the property of PNB.

     8. Additional Space. This agreement in no way implies that PNB will build, furnish or provide Customer with any additional building space beyond what is agreed to herein.

     9. Parking. During the term of this agreement, customer shall have the right to park five (5) vehicles in the parking facilities serving the building. Customer may, as needed, request a change in the number of vehicles entitled to parking privileges.

     10. Security. The building of which the Premises are a part including, but not limited to, the halls, passages, exits, entrances, restrooms, elevators and stairways, is a secured building and is not for use by the general public. PNB retains the right to control and prevent access thereto of all persons whose presence in the judgment of PNB would compromise said security. Customer and its agents and employees shall comply with any and all rules and regulations established by PNB for the security of the Premises and the building. PNB shall issue to Customer and Customer's designated agents or employees, subject to security rules and regulations, door codes as may be required by Customer for use of the Premises. PNB will provide 24-hour per day access to customer.

     11. PNB Access. Customer shall permit PNB and its agents to enter into and upon the Premises, upon reasonable notice, by appointment for the purpose of inspecting the same or for the purposes of performing janitorial services, repairing, altering or improving the Premises. When reasonably necessary, PNB may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Customer by reason of such closure and without such action by PNB being construed as a release of Customer from any duty to observe and perform the provisions of this Agreement.

     12. Electrical Installations. No electric wiring, telegraphic or other electrical apparatus, including air conditioning equipment, shall be installed, maintained or operated on said premises except with the approval of and in a manner satisfactory to PNB.

     13. Transmission Interference. Customer understands and agrees that the quality of PNB's telecommunications transmissions shall at all times take precedent, and PNB may require Customer, at Customer's own expense, to take whatever action necessary to eliminate transmission and/or operational interference with PNB's equipment which is caused by Customer's equipment, providing PNB demonstrates that such interference does exist and such interference is caused by Customer's equipment.



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In the event Customer's equipment is rendered unusable in whole or substantial part due to transmission and/or operational interference by PNB's equipment, Customer shall immediately give written notice of such to PNB. PNB shall undertake a good faith effort to correct or remedy such interference.

If uncorrected after thirty (30) calendar days from date of Customer's notice of interference, or such other period of time as may be mutually agreed upon, Customer shall have the right to declare this agreement, and all obligations hereunder, terminated. Customer shall have no further liability after the date of such termination; provided, however, that customer shall assume the cost of disconnecting and removing Customer's equipment from PNB's premises and shall be liable for all amounts due to date of termination. The parties understand and agree that PNB shall not be liable in any way for claims for damages or loss for transmission interference beyond its obligation to undertake a good faith effort to correct or remedy such interference.

     14. Lawful Conduct. Customer represents and warrants during the term of this agreement that it has full power and authority from the Federal Communications Commission, or any other state or federal agency having jurisdiction, to install, operate and maintain its equipment in the manner contemplated by Customer. Customer agrees to use the facilities provided hereunder only for the purposes described herein and to comply with all applicable state, county and municipal laws and ordinances. Customer shall not permit any illegal or immoral practice or business on or in the Premises.

     15. Loss of License. In the event that Customer's license from the Federal Communications Commission or any other state, federal or municipal agency having jurisdiction, is revoked, cancelled, or not renewed, Customer shall have the right to terminate this agreement by so notifying PNB in writing and by making four (4) additional monthly payments within thirty (30) days of such notice of termination.

     16. Assignment and Subletting. Customer will not assign this agreement or any interest hereunder, and will not sublet the Premises or any portion thereof, and will not permit the use or occupancy of said Premises by other than Customer and its agents and employees without first obtaining the written consent of PNB.

     17. Liens. Customer shall not permit any lien to be imposed upon the property or facilities of PNB as a result of work done by or on behalf of Customer and shall indemnify and hold PNB harmless against any and all expenses, including reasonable attorney's fees, in connection with any such lien.

     18. Uses Prohibited. Customer will not use or permit the use of anything that may be dangerous to life or limb, or in any manner deface or damage the Premises or the building of which it is a part, or permit any objectionable noise or odor to escape or to be emitted from said Premises, or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other persons using the building.



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     19. Insurance. Prior to occupation of the space, Customer shall, at its own expense, throughout the term of this agreement, maintain a comprehensive general liability policy, including protection against death, personal injury and property damage, issued by a qualified insurance company, of not less than $1 million combined single limit, in connection with the installation, operation, repair, maintenance, removal or condition of Customer's equipment, Customer's entry to or exit from the building. Customer shall provide certificates evidencing such insurance upon request by PNB.

PNB shall, at its own expense, maintain fire and liability insurance upon the building.

     20. Waiver of Subrogation. Whether loss or damage is due to the negligence of either PNB or Customer, their agents or employees, or any other cause, PNB and Customer do hereby release and relieve the other, their agents or employees, from responsibility for, and waive their claim of recovery for any loss or damage covered by their respective insurance policies. Each party shall use reasonable efforts to cause its insurance carriers to consent to such waiver of subrogation against the other party.

     21. Excused Performance. Neither party shall be considered to be in default in the performance of any of its obligations under this agreement resulting from any delay or failure to perform arising out of causes beyond the party's control, such causes may include, but are not limited to, acts of God, acts of the elements, fire, wind, flood, explosion, strikes or acts of civil authorities.

     22. Regulatory Approval. This agreement may be subject to approval by regulatory agencies. In the event that such agency disapproves of this agreement, this agreement shall be deemed null and void and all rights and obligations of the parties shall terminate. Such termination shall be the parties' sole remedy and neither party shall have any rights or claims at law or in equity over and against the other party.

     23. Default. Each of the following events shall constitute a breach or default of this agreement:

     a.  If Customer shall fail to pay any installment of use charge within ten
         (10) days of receipt of a written notice from PNB that such installment was not paid when due.

     b. If either party refuses or fails to perform its obligations under this agreement thirty (30) days written notice shall be given to remedy such default, and the defaulting party fails to remedy such default within thirty (30) days from date of such notice; or, the defaulting party has not made a good faith effort to commence remedy of such default within thirty (30) days from date of such notice; or, if performance cannot be reasonably commenced within the thirty (30) day period, remedy has not been effected on such later date as may be mutually agreed upon by the parties.

c.       If Customer shall abandon the space described hereunder.



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     24. Remedies. In the event of default or breach, the parties shall have the following rights:


     a. The aggrieved party shall have the right, in addition to all other rights and remedies available at law or in equity, to terminate this agreement in whole or in part.

     b. Upon termination or expiration of this agreement, Customer shall remove its equipment from PNB facilities and surrender such facilities to PNB in as good a condition as when initially provided, normal wear and tear excepted. Any damage to PNB facilities caused by removal shall be billed to and paid by Customer. Equipment not removed within thirty
         (30) days of termination or expiration of this agreement shall become the property of PNB. In the event of Customer's failure to comply with this provision, PNB may reenter the space used by Customer, take possession of and remove Customer's equipment and recover any and all costs incurred by PNB as a result thereof.

In the event either party elects to terminate the Agreement in whole or in part, termination shall be effected by delivery of a Notice of Termination by "Certified" mail to the other party specifying the extent to which the Agreement is terminated, the reasons for such termination and the date upon which such termination becomes effective.

The remedies provided hereunder shall be cumulative, and the exercise of one right or remedy shall not impair the right to exercise any other right or remedy.

     25. Limitation of Liability and Indemnification.

     a. General. Customer agrees that unless due to PNB's sole negligence, PNB shall not be liable for injury or death to any person, damage to property, or loss of business arising out of or in any way connected with Customer's occupancy of the building, Customer's equipment, or Customer's entry to or exit from the building. Customer shall indemnify PNB from all loss, liability, damage or other injury, including reasonable attorneys' fees, arising as a direct result of the sole negligence of Customer, its officers, employees, contractors or subcontractors in the performance of this agreement.

     b. Damage to Building or Equipment. In the event that the building or any equipment contained therein is damaged or destroyed to such an extent as to render the building unusable in whole or substantial part, PNB may terminate this agreement as of the date of such occurrence or rebuild or repair the building. PNB shall give Customer written notice of its election within seven (7) days of the occurrence of the damage. If PNB elects to rebuild or repair, and does so without unnecessary delay, Customer shall be bound by this agreement, except that the service charge shall be abated for the time necessary to rebuild or repair; provided, that if damage is due to the sole negligence of Customer, there shall be no such abatement;



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         provided, further, if PNB's election to rebuild or repair and the time required to do so would cause an undue hardship on Customer, Customer may terminate this agreement by giving notice to PNB in writing, setting forth in detail the undue hardships Customer will experience and the date upon which such termination will become effective. If PNB fails to give any notice of election within seven (7) days of the occurrence of the damage, Customer shall have the right to declare this agreement, and all obligations hereunder, terminated. Customer shall not be entitled to any compensation or damages from PNB for loss of the use of the whole or any part of the Premises, Customer's property, or any inconvenience occasioned by such damage, repair, reconstruction or restoration, unless such is caused by or due to the sole negligence of PNB.

PNB SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     26. Nonwaiver. The failure of either party to enforce strict performance of any provision of this agreement shall not be construed as a waiver of its right to assert or rely upon such provision or any other provision of this agreement.

     27. Attorney Fees. If Customer or PNB shall bring any action for relief against the other, arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

     28. Consent. Whenever consent of either party is required, it shall not be unreasonably withheld.

     29. Notices. All notices and other communications shall be in writing and shall be deemed given if delivered or forwarded by certified mail, proper postage prepaid, to the following:

         PNB:       Ms. Mavis D. Lindeman
                    Director - Property Management
                    Pacific Northwest Bell
                    1503 Bell Plaza
                    Seattle, Washington 98191

         Customer:  Mr. Russell E. VanDevanter
                    Alarm Monitoring Service
                    P.O. Box 25719
                    Seattle, Washington 98125

     30. No Smoking. In accordance with PNB's No Smoking Policy, smoking is not permitted in the Premises or at any place within the building of which it is a part.



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     31. Non-Discrimination. The applicable provisions in the attachment, entitled "Non-Discrimination Compliance Agreement" shall form a part of this agreement and any amendments thereto.

     32. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises is located and the regulations of the Federal Communications Commission.

     33. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter herein. No alterations, modifications, or changes to this agreement shall be valid unless made in writing and agreed to by both parties.

                                      ALARM MONITORING SERVICE

                                      By: /s/ Russell E. VanDevanter
                                          -----------------------------
                                      Title: V.P. Operations
                                             ---------------
                                      Date:  4/12/87
                                            ----------------------

                                      PACIFIC NORTHWEST BELL TELEPHONE COMPANY

                                      By: /s/ J. A. Ellis
                                         -----------------
                                      Title:
                                            ---------------
                                      Date:
                                            ---------------



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